Exhibit 99.1

Investor Deck February 2015

Who We Are Full service, regional bank with a distinctive brand and culture, strong middle market opportunities and a solid foundation for growth Assets: $6.5 billion Loans: $4.68 billion Deposits: $4.65 billion Wealth AUM: $1.4 billion LTM Core Revenue: $236 million Branches: 91 plus lending offices Footprint: New England and Central New York Market Capitalization: $630 million NYSE: BHLB 1

2014 Strategic Highlights Significant quarterly core earnings growth: 20% (4Q14/4Q13) Grew core EPS $0.02 per quarter in each of the last 4 quarters Announced in-market acquisition of Hampden Bank (November) All-stock transaction valued at approximately $109 million Targeted to be accretive to EPS, ROE, ROA and capital Regional hub opened in Westborough covering Central MA market (October) Consolidated 4 branches in 2014 and 9 branches in last two years Bill Ryan, former Chairman of TD Banknorth, joined the board as Independent Chairman (June) Small business banking team build out (ongoing) Team added in Albany; Lenders added in Central NY, CT and Central MA Berkshire named Top SBA Lender in Western MA; Top 3 in several regional markets 20 branches acquired in Central New York from BofA (January) $440mm low cost deposits put into securities and used to fund new loans Integration complete and deposit balances retained 2

Well Positioned Footprint in Attractive Markets BHLB HBNK Note: Acquisition of Hampden Bancorp Inc. pending Only regional bank operating across this central footprint Favorable positioning in rural markets 3

AMEB Culture People, attitude and energy RIGHT core values – Respect, Integrity, Guts, Having Fun and Teamwork Engaging and innovative customer experience Driven to make a difference 4

Talent Recruitment Drives Growth Success with recruited teams driving growth and profitability Key Characteristics Established, well respected talent formerly attached to large banks focused outside our regions Solid relationships within community Strong integration within and across business lines Business plans for breakeven and profitability 5

Strong Top and Bottom Line Momentum Solid growth in revenues and earnings run-rate Core revenue growth: 17% (4Q14/4Q13) Core EPS growth: 20% (4Q14/4Q13) Fee income growth: 6% (FY14) Loan growth (FY14) Total loan growth: 12% Commercial loan growth: 15% Consumer loan growth: 11% Deposit growth: 21% (FY14) Organic demand deposit growth: 12% 6 Note: Organic deposit growth excludes deposits acquired in 1Q14 branch acquisition.

Double Digit Total Loan Growth $ Millions 8% 11% 17% 14% 12% total loan growth FY14 Leveraging deal flow from team recruitment Continued market share growth Healthy pipeline going into 1Q15 Targeting ongoing double digit commercial growth Expanded cross sales across footprint 7

Diversified Deposit Growth Strategies 20 branch purchase in Central New York completed 1Q14 $440 million, low cost deposits Balances/pricing retained 21% increase in total deposits LTM 17% decrease in cost of deposits LTM Diversifying deposit sources Organic account growth, DDA focus Branch consolidations/relocations improving market positioning Enhanced mobile and digital channels Ongoing targeted de novo branching Small business and middle market initiatives in newer markets 8

Diversified Revenue Drivers Emphasis on building fee income and enhancing cross-sell initiatives Spotlight on WM 10% revenue growth FY14 $1.4 billion in AUM Solid referral pipeline Spotlight on Small Biz Re-engineered across footprint Pipeline doubled y/y Risen to top 3 in SBA loans in several of our markets Spotlight on Retail Heroes Advantage and GPS checking product roll-outs MyBanker Enhanced mobile and online products and security 9 6% fee income growth y/y

Hampden Bank Acquisition On November 4, 2014 Berkshire announced the in-market acquisition of Hampden Bancorp (HBNK) in an all-stock transaction. Hampden (HBNK) has 10 branches in the greater Springfield, MA market, $700 million in assets and a compatible loan and deposit composition profile. The deal is targeted to close 2Q15. 10

Focused on Long-term Profitability Goals and Building Shareholder Value Grew core EPS 29% before purchased loan accretion (4Q14/4Q13) Ongoing positive operating leverage from strong revenue growth and expense management Efficiency ratio below 63% - with goal of returning to sub-60% Focused on improving asset sensitivity of interest income Continued strong credit metrics Double-digit core ROTE drives TBV growth and sustains revenue growth 12% Core ROTE (4Q14) 6% TBV growth (FY14) 7% core revenue growth (FY14) 6% increase in quarterly dividend to $0.19 per quarter (Jan. 2015) Note: Please see appendix for reconciliation of non-GAAP numbers. 11

Why Invest in Us Strong top and bottom line momentum Diversified revenue drivers and controlled expenses Well positioned footprint in attractive markets AMEB culture Solid internal capital generation supports growth Focused on long-term profitability goals and shareholder value Acquisition disciplines a strength in a consolidating market Source: SNL Financial a/o 2.4.15 Attractive Metrics Compared to Peers 12

Appendix Focus on Building Infrastructure Focus on Expenses Focus on Asset Liability Management Redefining Customer Engagement New York Branch Acquisition Financial Performance and Goals Non-GAAP Reconciliation 13

Focus on Building Infrastructure National showcase for Archer risk/enterprise management solution Expanded financial planning and analysis resources for data driven management New retail loan originations platform implemented across footprint and virtual channel Installed top ranked loan analytics solution Developing real time customer feedback technology Strengthened Treasury – active balance sheet management and improved modeling for capital liquidity and IRR Ongoing compliance and audit build-out Growth and regulatory expansion 14

Focus on Expenses Y/Y core expenses down 13 bps in relation to average assets 17 branches closed, consolidated or sold since 2012 3 branches designated for consolidation with HBNK acquisition in 2015 Additional branches under review New branches are smaller and more efficient 10% cost saves and 10% revenue boost Ongoing Six Sigma initiatives Mortgage Finance Retail Balancing operating costs and infrastructure investment for growth 15

Focus on Asset Liability Management Targeting to protect and enhance income when rate/credit cycle turns Active balance sheet management – cost of funds down 29% LTM Q1 branch purchase added 11% to deposits – a stable, rural , low cost funding addition Near term margin compression with conservative investment strategy Long term franchise expansion at favorable pricing Improved market share contributes to balanced loan/deposit growth opportunity Focus on C&I and small business for best mix of spread income, fee revenue and shorter durations Disciplines to protect credit and interest rate sensitivity profile Focus on margin impacts and ROE thresholds Strategies encompass spread, fees, costs for best outcome Protecting near term income – enhancing medium term income – in rising rate scenarios Swap hedging program enhances protection from rate spikes Assumes 40% deposit beta (may be conservative due to rural deposits) 16

Redefining Customer Engagement Focused on enhancing both traditional and non-traditional methods Engaging Branches Friendlier pods replace teller lines Automated cash handling – lowers cost and improves customer engagement Community rooms bring in traffic Universal bankers create one stop shop for personal banking and insurance needs Virtual / Alternative Sophisticated online and mobile platforms complement storefronts MyBanker travels to customer State of the art call center Enhanced online security 17

New York Branch Acquisition On January 17, 2014 Berkshire completed the acquisition of 20 full service branches from Bank of America in Central New York at a 2.25% deposit premium. As a result of the transaction, total deposits grew by $440 million. Berkshire has been successful retaining the acquired relationships. 18

Financial Performance and Goals Note: Core results exclude acquisition, divestiture, systems conversion, accounting correction and restructuring net charges after tax totaling $10.4 million in 2011, $11.1 million in 2012, $5.6 million in 2013 and $11.0 million in 2014. GAAP EPS for those periods was $0.97, $1.49, $1.65 and $1.36 respectively. Core ROTE includes after-tax amortization of intangible assets in core return. Book value per share was $26.09, $26.53, $27.08 and $28.07 for the above respective periods. Financial goals are future run-rate targeted in stages over the medium term. 2011 2012 2013 2014 Financial Goals Core revenue growth 31% 40% 13% 7% 7 - 10%+ ann Net interest margin 3.57% 3.62% 3.63% 3.26% 3.30%+ Fee income/revenue 24% 26% 22% 24% 25%+ Efficiency ratio 63% 59% 61% 63% < 60% Core ROA 0.80% 0.98% 0.88% 0.73% 1%+ Core ROE 5.8% 7.5% 6.9% 6.5% 10%+ Core ROTE 11.3% 13.8% 12.4% 11.5% 15%+ Core EPS $1.54 $1.98 $1.87 $1.80 10%+ann growth Dividends/share $0.65 $0.69 $0.72 $0.72 Competitive yield Tangible BV per share $15.53 $15.63 $16.27 $17.19 5%+ ann growth 19

Non-GAAP Reconciliation

BHLB LISTED NYSE

(Dollars in thousands)		2011	2012	2013	2014
Net income		$ 17,348	$ 33,188	$ 41,143	$ 33,744
Non-core revenue (net)		(2,113)	(1,485)	(6,045)	9,691
Non-core expense (net)		19,928	18,019	15,348	8,492
Income taxes		(6,547)	(6,114)	(3,750)	(7,185)
Net (income) loss from discontinued operations		(914)	637	-	-
Total core income	(A)	$ 27,714	$ 44,245	$ 46,696	$ 44,742
Amortization of intangible assets (after tax)		$ 2,542	$ 3,203	$ 3,161	$ 2,887
Total core tangible income	(B)	$ 30,256	$ 47,448	$ 49,857	$ 47,629
Total non-interest income		$ 35,803	$ 54,056	$ 58,232	$ 47,770
Non-core revenue (net)		(2,113)	(1,485)	(6,045)	9,691
Net interest income		106,520	143,388	168,752	178,691
Total core revenue		$ 140,210	$ 195,959	$ 220,939	$236,152
Total non-interest expense		$ 116,442	$ 140,806	$ 157,359	$165,986
Less: Non-core expense (net)		(19,928)	(18,019)	(15,348)	(8,492)
Core non-interest expense		96,514	122,787	142,011	157,494
(Dollars in millions, except per share data)					
Total average assets	(C)	$ 3,484	$ 4,532	$ 5,306	$ 6,171
Total average equity	(D)	$ 476	$ 586	$ 675	$ 693
Total average intangible assets		207	242	272	278
Total average tangible equity	(E)	$ 269	$ 344	$ 403	$ 415
Total stockholders' equity, period-end		$ 552	$ 667	$ 678	$ 709
Less: Intangible assets, period-end		(223)	(274)	(271)	(276)
Total tangible stockholders' equity, period-end	(F)	$ 329	$ 393	$ 407	$ 433
Total shares outstanding, period-end (*thousands*)	(G)	21,148	25,148	25,036	25,183
Average diluted shares outstanding (*thousands*)	(H)	17,952	22,329	24,965	24,854
Core earnings per common share, diluted	(A/H)	$ 1.54	$ 1.98	$ 1.87	$ 1.80
Tangible book value per share, period-end	(F/G)	$ 15.53	$ 15.63	$ 16.27	$ 17.19
Core return on assets	(A/C)	0.80 %	0.98 %	0.88 %	0.73
Core return on equity	(A/D)	5.76	7.52	6.92	6.46
Core return on tangible equity	(B/E)	11.27	13.77	12.37	11.48

Note: See footnote on next page for description of non-core items

America's Most Exciting Bank®

Banking · Insurance Wealth Management

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ON NOVEMBER 3, 2014 BERKSHIRE ENTERED INTO AN AGREEMENT TO ACQUIRE HAMPDEN BANCORP, INC. PLEASE SEE RELATED SEC FILINGS FOR ADDITIONAL DETAILS. FORWARD LOOKING STATEMENTS THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THERE ARE SEVERAL FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER SIGNIFICANTLY FROM EXPECTATIONS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH FACTORS, PLEASE SEE BERKSHIRE’S MOST RECENT REPORTS ON FORMS 10-K, 10-Q, AND S-4 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. BERKSHIRE DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS. NON-GAAP FINANCIAL MEASURES THIS PRESENTATION REFERENCES NON-GAAP FINANCIAL MEASURES INCORPORATING TANGIBLE EQUITY AND RELATED MEASURES, AND CORE EARNINGS EXCLUDING MERGER AND OTHER NON-RECURRING COSTS. THESE MEASURES ARE COMMONLY USED BY INVESTORS IN EVALUATING BUSINESS COMBINATIONS AND FINANCIAL CONDITION. GAAP EARNINGS ARE LOWER THAN CORE EARNINGS PRIMARILY DUE TO MERGER, ACQUISITION, AND SYSTEMS CONVERSION RELATED EXPENSES. RECONCILIATIONS ARE IN EARNINGS RELEASES AT WWW.BERKSHIREBANK.COM AND ATTACHED IN THIS PRESENTATION. 21

ADDITIONAL INFORMATION FOR STOCKHOLDERS In connection with the proposed merger with Hampden Bancorp, Berkshire has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a Proxy Statement of Hampden and a Prospectus of Berkshire, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the proposed merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Proxy Statement/Prospectus, as well as other filings containing information about Berkshire and Hampden, when they become available, may be obtained at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Proxy Statement/Prospectus and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Berkshire’s website at ir.berkshirebank.com or by contacting Berkshire Investor Relations at 413-236-3149 or from Hampden’s website at www.hampdenbank.com and selecting the “Investor Relations” link or by contacting Hampden Investor relations at 413-452-5150. PARTICIPANTS IN SOLICITATION Berkshire and Hampden and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hampden in connection with the proposed merger. Information about the directors and executive officers of Berkshire is set forth in the proxy statement for Berkshire’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on April 1 and in the Form 8-k filed with the SEC on June 30, 2014. Information about the directors and executive officers of Hampden is set forth in the proxy statement for Hampden’s 2014 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on September 26, 2014 and additional filings reporting results of the annual meeting on November 4, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Proxy Statement/Prospectus and other relevant documents regarding the proposed merger filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph. 22

Notes: 23

If you have any questions, please contact: Allison O’Rourke 99 North Street Pittsfield, MA 01202 Investor Relations Officer (413) 236-3149 aorourke@berkshirebank.com